UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 29, 2012

ATRINSIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12555	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

469 7th Avenue, 10th Floor, New York, NY 10018

(Address of Principal Executive Offices/Zip Code)

(212) 716-1977

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 29, 2012, Atrinsic, Inc. announced that it will not be filing its Annual Report on Form 10-K for the fiscal year ending December 31, 2011 and will also cease filing future reports under the Securities Exchange Act of 1934, as amended. As a result of this decision, public information about the company will be limited significantly going forward. The company’s board of directors determined that it is in the best interest of the company’s stakeholders to preserve the company’s limited cash resources and therefore not to incur the costs required to prepare and file its Annual Report on Form 10-K and other reports otherwise required under the Securities Exchange Act of 1934. In connection with its decision, the company intends to file a Form 15 “Certification and Notice of Termination of Registration Under Section 12(g) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports Under Sections 13 and 15(d) of the Securities Exchange Act of 1934.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atrinsic, Inc.

Date: March 29, 2012	By:	/s/ Nathan Fong
Nathan Fong
Chief Financial Officer